Exhibit 99.1

RFM News Release

Contacts:

PR Financial Marketing, LLC

Jim Blackman

713-256-0369 jimblackman@prfmonline.com

Carol Bivings

Director IR, RF Monolithics, Inc.

972-448-3767

bivings@rfm.com

RF MONOLITHICS, INC. ANNOUNCES MAJOR

STEPS TOWARD BECOMING A COMPREHENSIVE

WIRELESS SOLUTIONS LEADER

To Acquire Module Leader Cirronet and CMMS Software provider Caver-Morehead

DALLAS, TEXAS, (August 28, 2006) RF Monolithics, Inc. (“RFM” or the “Company”) [NASDAQ:RFMI] today announced major steps toward becoming a comprehensive wireless solutions leader with the signing of definitive agreements for the acquisition of Cirronet Inc. (“Cirronet”), a wireless data communications and networking company, and Caver-Morehead Systems, Inc. (“Caver-Morehead”), which offers computerized maintenance management system (“CMMS”) software. RFM will offer a comprehensive suite of hardware, protocols, software, and related services necessary to enable customers to readily implement and deploy value added applications and smart services in their operations.

The Cirronet acquisition is valued at up to approximately $24.0 million in cash and stock including approximately $4.8 million subject to the attainment of performance goals after closing. The Caver-Morehead acquisition is valued at approximately $4.0 million, all cash including up to $2.0 million subject to earn out. Both Cirronet and Caver-Morehead are privately-held. In the year ending December 31, 2005, Cirronet and Caver-Morehead had sales of $10.4 million and $1.7 million, respectively. RFM expects these two acquisitions to contribute from $14 million to $16 million of combined sales for RFM’s fiscal year 2007 (which ends August 31, 2007).

David M. Kirk, President and CEO of RFM, said “Connection of all manner of machines and processes through the pervasive internet, frequently referred to as machine-to-machine networking, is a transformation of the pervasive internet. We believe the combination of RFM’s proprietary low-power short range radio technology and Cirronet’s products incorporating proprietary, Bluetooth® and ZigBee® technology plus Caver-Morehead’s sophisticated asset management application software platform provide RFM a unique capability to provide customers end-to-end pervasive internet solutions. RFM will offer the broadest range of radios, modules, and protocols in the industry and, to our knowledge, no one else combines such a broad line of wireless offerings with a value added application and services platform.”

Robert M. Gemmell, President and CEO of Cirronet, said, “The pervasive internet is moving beyond experimentation and now entering a phase of rapid adoption. The strategic vision alignment between RFM and Cirronet and fully complementary product lines positions us to take full advantage of this opportunity. Our shareholders believe this merger gives Cirronet access to the resources and distribution system necessary to continue its market leadership and position the combined companies as one of the dominant participants in the wireless devices segment of the pervasive internet market.” Upon completion of the merger, Mr. Gemmell will become an executive of RFM.

William F. Caver, President of Caver-Morehead, commented, “The emergence of practical wireless sensor and control systems provides a unique opportunity for forward-thinking CMMS companies to expand, beyond their traditional machine maintenance focus, into the broader market for asset management. The field-proven maturity and stability of our software platform gives us a significant advantage over new entrants in the pervasive internet space. We believe that the addition of Cirronet’s and RFM’s wireless sensor network solutions and industrial market presence dramatically extends the utility and value of our platform in our traditional markets while opening it to entirely new markets.” Upon completion of the merger, Mr. Caver will become President of Aleier, Inc., a RFM subsidiary, which will acquire substantially all of Caver-Morehead’s assets.

Southwest Securities, Inc. acted as financial advisor to RFM and issued a fairness opinion in connection with the Cirronet acquisition.

Conference Call

RFM will host a conference call to discuss the transactions at 10:00 a.m. Eastern Time on Tuesday, August 29, 2006, and invites all those interested to participate either by phone or on the Web. Participants can access the call directly by dialing 1-866-752-1354 and using access code 4304888. A replay will be available for one week following the call by dialing 1-800-642-1687 and entering access code 4304888 when prompted. Participants may also access a live web cast of the conference call through the Investor Relations section of RFM’s web site, www.rfm.com and Thomson/CCBN portals.

About RFM

Celebrating over 25 years of providing low-power wireless solutions, RFM, headquartered in Dallas, Texas, is enabling the next generation of wireless applications with a solutions-driven, technology-enabled approach to wireless connectivity. RFM provides the connections to extend the edge of the Internet to communicate with the billions of unconnected machines through a broad range of low-power wireless solutions – from comprehensive industrial wireless sensor networks to high-performance RF components. For more information on RF Monolithics, Inc., please visit the Company’s websites at http://www.rfm.com and http://www.wirelessis.com.

About Cirronet

Based in Atlanta, Georgia, Cirronet supplies wireless modules and box products for the industrial market to device OEM manufacturers, integrators, and end users. Its products enable customers to wirelessly monitor and control electronic devices. Cirronet’s longer range and higher data rate products will complement RFM’s low-power modules, which record data at individual machines, and connect them to the internet. Its OEM modules are incorporated into custom wireless solutions ranging from portable heart monitors to overhead crane controls, and its industrial “box” products provide wireless connections in harsh industrial environments. Cirronet’s products operate in the license-free 900 MHz, 2.4 GHz and 5.8 GHz ISM bands.

For more information regarding Cirronet’s products and services, please visit Cirronet’s web site at www.cirronet.com.

About Caver-Morehead

With offices in Plano, Texas, Caver-Morehead’s CMMS software package has been deployed for over a decade in municipal, state, and federal government agencies and businesses for applications including fixed asset tracking and building automation and electronics control monitoring. Caver-Morehead software provides customers the ability to utilize and manage the data they now have available, which can be collected via either a wired or wireless data collection infrastructure. Its architecture and features make it an ideal platform for developing asset management and optimization applications seen as a key opportunity within the pervasive internet space.

For more information regarding Caver-Morehead’s products and services, please visit Caver-Morehead’s web site at www.caver-morehead.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the Company’s plans, objectives, expectations and intentions involve risks and uncertainties. Statements containing terms such as “believe”, “expects”, “plans”, “anticipates”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Similarly, statements in this release that describe the Company’s business strategy, outlook, objectives, plans or goals also are forward-looking statements. Such statements are based on information available to management as of the time of such statement. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the ability to integrate the acquisitions as planned, the ability to compete in the highly competitive market in which the companies operate, rapid changes in technologies that may displace products and services sold by the combined company, declining prices of networking products, the combined company’s reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of the combined company’s products, changes in the companies’ level of revenue or profitability, expectations and stability of the international business environment in which the companies operate, availability and cost of raw materials and labor, loss of major customers or significant change in demand from company forecasts, projections of future performance, perceived opportunities in the market and statements regarding the combined company’s mission and vision, future financial and operating results, and benefits of the transaction, as well as the other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended August 31, 2005. The companies do not assume any obligation to update any information contained in this release.

RFM disclaims any proprietary interest in the marks and names of others.